                                                                     Exhibit 5.8


PITBLADO                                               2500-360 Main Street
-----------------------                                Winnipeg, Manitoba
BARRISTERS & SOLICITORS                                Canada R3C 4H6

                                                       Tel. (204) 956 0560
                                                       Fax (204) 957 0227
                                                       E-mail firm@pba-law.com
Sent via Facsimile and Overnight Courier
                                                       Reply to:
July 7, 2003                                           E. Scott Ransom
                                                       Direct (204) 956 3513
                                                       ransom@pba-law.com

CanWest Media Inc.                                     File No. 7856/117
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba R3B 3L7

Global Communications Limited
31st Floor, TD Centre
201 Portage Avenue
Winnipeg, Manitoba R3B 3L7

Ladies and Gentlemen:

We have acted as corporate counsel in the Province of Manitoba to Global Communications Limited ("GCL") in connection with the offer (the "Exchange Offer") by CanWest Media Inc. (the "Company") to exchange its 7 5/8% Series A Senior Notes due 2013 (the "Initial Notes") for up to U.S. $200,000,000.00 of its outstanding Registered 7 5/8% Series B Senior Notes due 2013 (the "Exchange Notes"). This opinion is being delivered to you for filing as an exhibit to the Registration Statement on Form F-4 filed by the Company, GCL and the other guarantors identified therein (collectively, the "Guarantors") with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the Exchange Notes (and the related Guarantee of the Guarantors (the "Guarantee")) under the Securities Act. The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to an Indenture, dated as of April 3, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as Trustee.

In this capacity, we have examined the Registration Statement, the prospectus contained therein and originals or copies certified or otherwise identified to our satisfaction of such corporate records of GCL, certificates of public officials, officers of GCL and other persons, and such other documents, agreements and instruments, as we deemed necessary as a basis for the opinion hereinafter expressed. In rendering the opinion expressed below, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed and have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such further examination of law and fact as we have deemed appropriate in connection with the opinions hereinafter set forth.

Based upon, and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

1. GCL has been duly organized, has all requisite corporate power and authority to perform its obligations under the Indenture and the Guarantee, and, based and relying solely

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PITBLADO                                                                  Page 2
-----------------------
BARRISTERS & SOLICITORS

on a certificate of status issued by the Director under The Corporations Act (Manitoba) on July 3, 2003, is validly existing under the laws of the Province of Manitoba.

2. The Indenture has been duly authorized by GCL and has been duly executed by the GCL in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

3. The Guarantee has been duly authorized by GCL in accordance with the laws of Canada and has been duly executed by GCL in accordance with the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

4. The execution and delivery of the Indenture and the Guarantee by GCL, the performance by GCL of its obligations thereunder and the enforcement of such obligations do not violate any applicable law of the Province of Manitoba or the federal laws of Canada applicable therein.

This opinion is limited solely to the laws of the Province of Manitoba and the federal laws of Canada applicable therein.

This opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Kaye Scholer LLP may rely on this opinion with respect to matters governed by Manitoba law for purposes of its opinion to CanWest Media Inc. and the other addressees identified therein, dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Without limitation, the opinions herein are subject to the following assumptions and qualifications:

     (a) we have assumed that the Guarantee, the Exchange Notes and the Guarantee do not violate any applicable law of the State of New York of the United States of America; and

     (b) we have assumed that GCL is a "wholly-owned subsidiary" of the Company for the purposes of The Corporations Act (Manitoba).

Yours truly,


   /s/ PITBLADO
------------------
       PITBLADO

                                  CERTIFICATE

TO:  Osler, Hoskin & Harcourt LLP
     Torys LLP
     Pitblado
     Fasken Martineau DuMoulin LLP
     (collectively, "Counsel")

RE: Offer by CanWest Media Inc. (the "Company") to exchange the Company's 7-5/8% Series B Senior Notes due 2013 (the "Exchange Notes") for up to U.S.$200,000,000 of the Company's outstanding 7-5/8% Series A Senior Notes due 2013 (the "Initial Notes")

--------------------------------------------------------------------------------

In connection with the opinions to be provided by Counsel concerning the transaction described above, the undersigned certifies for and on behalf of the Company, and not personally, as follows:

1. The undersigned is the Associate General Counsel and Assistant Secretary of CanWest Global Communications Corp. ("CanWest") and of the Company and as such is familiar with the books and records, business and properties of the Company and each of the corporations and partnerships listed on Schedule A hereto (each, a "Canadian Guarantor" and, collectively, the "Canadian Guarantors").

2. The corporate and partnership records and minute books of the Company and each of the Canadian Guarantors provided to Counsel (as indicated on Schedule A hereto) in connection with the offering of the Initial Notes on April 3, 2003 are the original or duplicate corporate and partnership records and minute books of the Company and each of the Canadian Guarantors and contain all articles, partnership agreements and declarations and by-laws of the Company and each of the Canadian Guarantors, current directors', partners' and shareholders' registers of the Company and each of the Canadian Guarantors and all resolutions and minutes of all meetings or other proceedings of the shareholders, partners or directors (or any committee thereof) of the Company or any of the Canadian Guarantors during such periods noted in such corporate and partnership records and minute books. Such corporate and partnership records and minute books are true, correct and complete in all material respects and, since being made available to such Counsel in connection with the offering of the Initial Notes on April 3, 2003, there have been no changes, additions or alterations thereto, other than those changes, additions or alterations thereto, which have been delivered to such Counsel.

3. As of the date of this certificate, no winding up, liquidation, dissolution, insolvency, bankruptcy, amalgamation, reorganization or continuation proceedings have been commenced or are being contemplated by CanWest, the Company or any of the Canadian Guarantors and, after due inquiry, neither CanWest nor the Company has no knowledge of any such proceedings having been commenced or being contemplated by any other party.

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                                     - 2 -


4. No unanimous shareholders' agreement has been entered into with respect to CanWest, the Company or any of the Canadian Guarantors.

5. The undersigned acknowledges that this certificate is to be relied upon by Counsel in rendering their respective opinions, and may be relied upon by the addressees of such opinions.

    DATED July 7th, 2003.

                                            /s/ Pamela Harrod
                                            ------------------------------------
                                            Name:  Pamela Harrod
                                            Title: Associate General Counsel and
                                                   Assistant Secretary

                                   SCHEDULE A

                              CANADIAN GUARANTORS

     SUBSIDIARY                                                 COUNSEL
     ----------                                                 -------
1.   2846551 Canada Inc. (CBCA)                                 Oslers
2.   3919056 Canada Ltd. (CBCA)                                 Oslers
3.   Apple Box Productions Sub Inc. (CBCA)                      Torys
4.   BCTV Holdings Inc. (CBCA)                                  Torys
5.   Calgary Herald Group Inc. (CBCA)                           Oslers
6.   CanWest Finance Inc./Financiere CanWest Inc. (Quebec)      Faskens
7.   CanWest Global Broadcasting Inc./Radiodiffusion CanWest    Faskens
     Global Inc. (Quebec)
8.   CanWest Interactive Inc. (CBCA)                            Oslers
9.   CanWest Media Sales Limited (CBCA)                         Torys
10.  CanWest -- Montreal R.P. Holdings Inc. (CBCA)              Oslers
11.  CanWest Publications Inc. (CBCA)                           Oslers
12.  CanWest -- Windsor R.P. Holdings Inc. (CBCA)               Oslers
13.  CHBC Holdings Inc. (CBCA)                                  Torys
14.  CHEK Holdings Inc. (CBCA)                                  Torys
15.  Clarinet Music Inc. (Ontario)                              Torys
16.  Edmonton Journal Group Inc. (CBCA)                         Oslers
17.  Fox Sports World Canada Holdco Inc. (CBCA)                 Torys
18.  Global Centre Inc. (Ontario)                               Torys
19.  Global Communications Limited (Manitoba)                   Pitblado
20.  Global Television Centre Ltd. (CBCA)                       Oslers
21.  Global Television Network Inc. (CBCA)                      Oslers
22.  Global Television Network Quebec, Limited                  Faskens/Pitblado
     Partnership/Reseau de Television Global Quebec, Societe
     en commandite (Quebec)
23.  Global Television Specialty Networks Inc. (CBCA)           Oslers
24.  Lonestar Holdco Inc. (CBCA)                                Torys
25.  Lower Mainland Publishing Group Inc. (CBCA)                Oslers
26.  Montreal Gazette Group Inc. (CBCA)                         Oslers
27.  Multisound Publishers Ltd. (CBCA)                          Oslers
28.  Nanaimo Daily News Group Inc. (CBCA)                       Oslers
29.  ONtv Holdings Inc. (CBCA)                                  Torys
30.  Ottawa Citizen Group Inc. (CBCA)                           Oslers
31.  Pacific Newspaper Group Inc. (CBCA)                        Oslers
32.  Port Alberni Times Group Inc. (CBCA)                       Oslers
33.  ReachCanada Contact Centre Limited (CBCA)                  Torys
34.  Regina Leader Post Group Inc. (CBCA)                       Oslers
35.  RetroVista Holdco Inc. (CBCA)                              Torys
36.  Saskatoon StarPhoenix Group Inc. (CBCA)                    Oslers
37.  Southam Digital Inc. (CBCA)                                Oslers

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                                      -2-



38.  Studio Post & Transfer Sub Inc. (CBCA)          Torys
39.  Vancouver Island Newspaper Group Inc. (CBCA)    Oslers
40.  Victoria Times Colonist Group Inc. (CBCA)       Oslers
41.  Western Communications Inc. (CBCA)              Oslers
42.  WIC Mobile TV Inc. (CBCA)                       Oslers
43.  WIC Television Production Sub Inc. (CBCA)       Torys
44.  WIC TV Amalco Inc. (CBCA)                       Oslers
45.  Windsor Star Group Inc. (CBCA)                  Oslers
46   Xtreme Sports Holdco Inc. (CBCA)                Torys